FOR IMMEDIATE RELEASE
October 19, 2017

WashingtonFirst Bankshares, Inc. Reports 13% Increase in Net Income for the Third Quarter 2017

RESTON, VA - WashingtonFirst Bankshares, Inc. (“WashingtonFirst” or the “Company”) (NASDAQ: WFBI), the parent company of WashingtonFirst Bank, WashingtonFirst Mortgage, and 1st Portfolio Inc., reports net income of $5.6 million and $15.3 million for the three and nine months ended September 30, 2017, respectively. This represents an increase of 12.7% and 15.7% compared to the same periods last year, respectively. Earnings per share on a fully-diluted basis were $0.41 and $1.15 per share for the three and nine months ended September 30, 2017, respectively. On October 2, 2017, the Company paid its 16th consecutive quarterly cash dividend to its shareholders.

Core net income for the three and nine months ended September 30, 2017 was $5.7 million and $16.0 million, respectively. This represents an increase of 14.6% and 19.6% compared to the same periods last year, respectively. Core earnings per share fully diluted basis for the three and nine months ended September 30, 2017 were $0.43 and $1.20, respectively. Core net income is calculated as net income adjusted for the after-tax impact of merger expenses.
Commenting on the Company’s third quarter performance, Shaza Andersen, the Company's President and CEO, said “Since the announcement of our decision to merge with Sandy Spring Bancorp in May 2017, the WashingtonFirst team has worked hard to ensure a smooth transition for our customers and employees. We never lost sight of our commitments to deliver exceptional customer service and enhance shareholder value.  I am very pleased to report that even with the added costs and attention associated with the merger, we continue to exceed our earnings performance goals."

Net interest margin decreased 8 basis points to 3.45% for the three months ended September 30, 2017 and increased one basis point to 3.48% for the nine months ended September 30, 2017, compared to the same periods in 2016. Return on average shareholders equity was 10.57% and 10.11% during the three and nine months ended September 30, 2017, respectively, compared to 10.21% and 9.43% for the same periods last year. Management attributed this increase to the continued organic growth of the loan portfolio over the past twelve months. For the three and nine months ended September 30, 2017 net interest income after provision for loan losses increased $2.5 million and $7.0 million, or 17.2% and 16.3%, over the same periods ended September 30, 2016.

For the nine months ended September 30, 2017, total assets increased 2.6% to $2.1 billion, loans held for investment increased by $101.1 million, or 6.6%, to $1.6 billion and total deposits increased $170.5 million, or 11.2%, to $1.7 billion.
About The Company
WashingtonFirst Bankshares, Inc., headquartered in Reston, Virginia, is the holding company for WashingtonFirst Bank, which operates 19 full-service banking offices throughout the Washington, D.C. metropolitan area. In addition, the Company provides wealth management services through its subsidiary, 1st Portfolio Wealth Advisors, and mortgage banking services through the Bank's subsidiary, WashingtonFirst Mortgage Corporation. The Company's common stock is traded on the NASDAQ Stock Market under the quotation symbol "WFBI" and is included in the ABA NASDAQ Community Bank Index and the Russell 2000® index.  For more information about the Company, please visit: www.wfbi.com.
Cautionary Statements About Forward-Looking Information
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of the goals, intentions, and expectations of the Company as to future trends, plans, events, results of operations and policies and regarding general economic conditions. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors which include, but are not limited to, factors discussed in our Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission from time to time.  In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon the beliefs of the management of the Company as to the expected outcome of future events, current and anticipated economic conditions, nationally and in the Company’s market, and their impact on the operations, assets and earnings of the Company, interest rates and interest rate policy, competitive factors, judgments about the ability of the Company to successfully integrate its operations following significant transactions including, but not limited to, mergers and acquisitions, the ability to avoid customer dislocation during the period leading up to and following such transactions, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Readers are cautioned against placing undue reliance on such forward-looking statements. The Company assumes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.
Additional Information About the Merger and Where to Find It
In connection with the proposed merger transaction, Sandy Spring Bancorp, Inc. ("Sandy Spring") filed with the Securities and Exchange Commission ("SEC") on July 19, 2017, and the SEC declared effective on September 8, 2017, a Registration Statement on Form S-4 which includes a Joint Proxy Statement of Sandy Spring and the Company, and a Prospectus of Sandy Spring, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain or will contain important information about Sandy Spring, the Company and the proposed merger.
A free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about Sandy Spring and the Company, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Sandy Spring at www.sandyspringbank.com under the tab “Investor Relations,” and then under the heading “SEC Filings” or from the Company by accessing the Company’s website at www.wfbi.com under the tab “Investor Relations,” and then selecting “SEC Filings” under the heading “Documents and Filings.” Alternatively, these documents, when available, can be obtained free of charge from Sandy Spring upon written request to Sandy Spring Bancorp, Inc., Corporate Secretary, 17801 Georgia Avenue, Olney, Maryland 20832 or by calling (800) 399-5919, or from the Company, upon written request to WashingtonFirst Bankshares, Inc., Corporate Secretary, 11921 Freedom Drive, Suite 250, Reston, Virginia 20190 or by calling (703) 840-2410.

WashingtonFirst Bankshares, Inc.
Consolidated Balance Sheets
(unaudited)

	September 30, 2017	December 31, 2016	September 30, 2016
	($ in thousands)
Assets:
Cash and cash equivalents:
Cash and due from bank balances	$3,426	$3,614	$3,262
Federal funds sold	34,523	93,659	127,965
Interest bearing deposits	100	100	100
Cash and cash equivalents	38,049	97,373	131,327
Investment securities, available-for-sale, at fair value	296,827	280,204	238,022
Restricted stock, at cost	11,239	11,726	7,019
Loans held for sale, at lower of cost or fair value	27,890	32,109	62,847
Loans held for investment:
Loans held for investment, at amortized cost	1,635,645	1,534,543	1,431,371
Allowance for loan losses	(14,137)	(13,582)	(12,960)
Total loans held for investment, net of allowance	1,621,508	1,520,961	1,418,411
Premises and equipment, net	6,012	6,955	7,301
Goodwill	11,420	11,420	11,420
Identifiable intangibles	1,417	1,619	1,686
Deferred tax asset, net	8,097	8,944	7,333
Accrued interest receivable	6,224	5,243	4,406
Other real estate owned	636	1,428	1,969
Bank-owned life insurance	16,676	13,880	13,791
Other assets	9,481	11,049	11,406
Total Assets	$2,055,476	$2,002,911	$1,916,938
Liabilities and Shareholders' Equity:
Liabilities:
Non-interest bearing deposits	$463,810	$381,887	$410,833
Interest bearing deposits	1,229,480	1,140,854	1,121,422
Total deposits	1,693,290	1,522,741	1,532,255
Other borrowings	6,439	5,852	22,479
FHLB advances	97,856	232,097	121,343
Long-term borrowings	32,817	32,638	32,988
Accrued interest payable	1,832	947	1,390
Other liabilities	15,408	15,976	14,503
Total Liabilities	1,847,642	1,810,251	1,724,958
Commitments and contingent liabilities	—	—	—
Shareholders' Equity:
Common stock:
Common Stock Voting, $0.01 par value, 50,000,000 shares authorized, 12,519,656; 10,987,652; and 10,439,289 shares issued and outstanding, respectively	124	109	104
Common Stock Non-Voting, $0.01 par value, 10,000,000 shares authorized; 572,835; 1,908,733; and 1,817,842 shares issued and outstanding, respectively	6	19	18
Additional paid-in capital	180,257	177,924	161,918
Accumulated earnings	28,875	17,187	28,800
Accumulated other comprehensive income (loss)	(1,428)	(2,579)	1,140
Total Shareholders' Equity	207,834	192,660	191,980
Total Liabilities and Shareholders' Equity	$2,055,476	$2,002,911	$1,916,938

WashingtonFirst Bankshares, Inc.
Consolidated Statements of Income
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
	($ in thousands)
Interest and dividend income:
Interest and fees on loans	$20,279	$17,703	$58,930	$50,930
Interest and dividends on investments:
Taxable	1,373	1,102	3,992	3,272
Tax-exempt	61	25	187	66
Dividends on other equity securities	173	56	530	208
Interest on Federal funds sold and other short-term investments	82	50	237	186
Total interest and dividend income	21,968	18,936	63,876	54,662
Interest expense:
Interest on deposits	3,078	2,232	8,397	6,427
Interest on borrowings	1,159	861	3,436	2,838
Total interest expense	4,237	3,093	11,833	9,265
Net interest income	17,731	15,843	52,043	45,397
Provision for loan losses	375	1,035	2,315	2,640
Net interest income after provision for loan losses	17,356	14,808	49,728	42,757
Non-interest income:
Service charges on deposit accounts	51	54	139	214
Earnings on bank-owned life insurance	105	90	297	270
Gain on sale of other real estate owned, net	—	11	—	11
Gain on sale of loans, net	3,772	6,327	11,022	14,356
Mortgage banking activities	825	1,215	2,694	3,772
Wealth management income	526	467	1,545	1,338
Gain on sale of available-for-sale investment securities, net	—	135	—	1,287
Gain on debt extinguishment	—	—	301	—
Other operating income	386	367	1,064	689
Total non-interest income	5,665	8,666	17,062	21,937
Non-interest expense:
Compensation and employee benefits	7,169	7,395	21,737	21,344
Mortgage commission	1,682	2,657	5,092	5,865
Premises and equipment	1,827	1,802	5,390	5,482
Data processing	1,084	1,058	3,254	3,183
Professional fees	337	377	802	1,046
Merger expenses	133	30	665	30
Mortgage loan processing expenses	265	444	782	994
Debt extinguishment	—	155	—	1,199
Other operating expenses	1,795	1,693	5,334	4,504
Total non-interest expense	14,292	15,611	43,056	43,647
Income before provision for income taxes	8,729	7,863	23,734	21,047
Provision for income taxes	3,162	2,922	8,394	7,784
Net income	$5,567	$4,941	$15,340	$13,263

Earnings per common share: (1)
Basic earnings per common share	$0.43	$0.38	$1.18	$1.03
Diluted earnings per common share	$0.41	$0.37	$1.15	$1.01
(1) Prior periods adjusted for 5% stock dividend issued in December 2016

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
	($ in thousands, except per share data)
Performance Ratios:
Return on average assets	1.07%	1.09%	1.01%	1.01%
Return on average shareholders' equity	10.57%	10.21%	10.11%	9.43%
Yield on average interest-earning assets	4.28%	4.23%	4.27%	4.19%
Rate on average interest-earning liabilities	1.19%	1.00%	1.14%	1.02%
Net interest spread	3.09%	3.22%	3.13%	3.17%
Net interest margin	3.45%	3.53%	3.48%	3.47%
Efficiency ratio (1)	61.09%	63.41%	62.58%	64.27%
Net charge-offs to average loans held for investment (2)	0.08%	0.18%	0.15%	0.19%

Mortgage origination volume	$166,337	$263,611	$480,682	$603,174

Assets under management	$326,989	$280,843	$326,989	$280,843

Per Share Data: (3)
Basic earnings per common share	$0.43	$0.38	$1.18	$1.03
Fully diluted earnings per common share	$0.41	$0.37	$1.15	$1.01
Weighted average basic shares outstanding	13,082,620	12,865,698	13,037,880	12,846,167
Weighted average diluted shares outstanding	13,325,162	13,109,253	13,332,145	13,078,764
(1) The efficiency ratio is calculated as total non-interest expense (less debt extinguishment costs) divided by the sum of net interest income and total non-interest income (less gain on sale of AFS securities and gain on debt extinguishment). This non-GAAP financial measure is presented to facilitate an understanding of the Company's performance.

(2) Annualized
(3) 2016 amounts have been adjusted to reflect the 5% stock dividend paid in December 2016

	September 30, 2017	December 31, 2016	September 30, 2016
Capital Ratios:
Total risk-based capital ratio	14.15%	13.99%	14.65%
Tier 1 risk-based capital ratio	11.86%	11.61%	12.15%
Common equity tier 1 risk-based capital ratio	11.41%	11.15%	11.63%
Tier 1 leverage ratio	10.00%	10.14%	10.33%
Tangible common equity to tangible assets (1)	9.55%	9.03%	9.40%
Per Share Capital Data: (2)
Book value per common share	$15.87	$14.94	$14.92
Tangible book value per common share	$14.89	$13.93	$13.90
Common shares outstanding	13,092,491	12,896,385	12,869,523
(1) This is a non-GAAP financial measure. Refer to the table below outlining the reconciliation of tangible common equity to tangible assets.
(2) September 30, 2016, amounts have been adjusted to reflect the 5% stock dividend issued in December 2016

Average Balances, Interest Income and Expense and Average Yield and Rates
	For the Three Months Ended
	September 30, 2017			September 30, 2016
	Average Balance	Income/ Expense	Yield/ Rate (6)	Average Balance	Income/ Expense	Yield/ Rate (6)
	($ in thousands)
Assets
Interest-earning assets:
Loans held for sale	$34,881	$362	4.06%	$66,337	$635	3.74%
Loans held for investment (1)	$1,620,363	$19,917	4.81%	$1,402,087	$17,068	4.76%
Investment securities - taxable	291,207	1,373	1.84%	239,119	1,102	1.80%
Investment securities - tax-exempt (2)	14,475	90	2.45%	6,006	30	1.98%
Other equity securities	13,268	174	5.20%	5,494	56	4.07%
Interest-bearing balances	100	—	0.98%	100	—	0.60%
Federal funds sold	35,863	82	0.90%	34,806	50	0.57%
Total interest earning assets	2,010,157	21,998	4.28%	1,753,949	18,941	4.23%
Non-interest earning assets:
Cash and due from banks	3,529			2,849
Premises and equipment	6,268			7,477
Other real estate owned	695			2,121
Other assets (3)	51,806			47,373
Less: allowance for loan losses	(14,101)			(12,627)
Total non-interest earning assets	48,197			47,193
Total Assets	$2,058,354			$1,801,142

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$143,475	$96	0.27%	$127,801	$93	0.29%
Money market deposit accounts	294,026	705	0.95%	262,080	395	0.60%
Savings accounts	198,440	351	0.70%	228,047	409	0.71%
Time deposits	587,995	1,926	1.30%	477,763	1,335	1.11%
Total interest-bearing deposits	1,223,936	3,078	1.00%	1,095,691	2,232	0.81%
FHLB advances	145,639	604	1.62%	85,407	318	1.46%
Other borrowings and long-term borrowings	39,401	556	5.57%	39,840	543	5.40%
Total interest-bearing liabilities	1,408,976	4,238	1.19%	1,220,938	3,093	1.01%
Non-interest-bearing liabilities:
Demand deposits	428,254			375,629
Other liabilities	12,179			12,126
Total non-interest-bearing liabilities	440,433			387,755
Total Liabilities	1,849,409			1,608,693
Shareholders’ Equity	208,945			192,449
Total Liabilities and Shareholders’ Equity	$2,058,354			$1,801,142

Interest Spread (4)		$17,760	3.09%		$15,848	3.22%
Net Interest Margin (2)(5)			3.45%			3.53%

(1)	Includes loans placed on non-accrual status.

(2)	Yield and income presented on a fully taxable equivalent basis using a federal statutory rate of 35 percent.

(3)	Includes intangibles, deferred tax asset, accrued interest receivable, bank-owned life insurance and other assets.

(4)	Interest spread is the average yield earned on earning assets, less the average rate incurred on interest bearing liabilities.

(5)	Net interest margin is net interest income, expressed as a percentage of average earning assets.

(6)	Annualized income/expense is used for the yield/rate.

Average Balances, Interest Income and Expense and Average Yield and Rates
	For the Nine Months Ended
	September 30, 2017			September 30, 2016
	Average Balance	Income/ Expense	Yield/ Rate (6)	Average Balance	Income/ Expense	Yield/ Rate (6)
	($ in thousands)
Assets
Interest-earning assets:
Loans held for sale	$30,198	$935	4.08%	$47,067	$1,363	3.80%
Loans held for investment (1)	$1,593,745	$57,995	4.80%	$1,367,222	$49,567	4.76%
Investment securities - taxable	283,258	3,992	1.86%	246,686	3,272	1.74%
Investment securities - tax-exempt (2)	14,482	278	2.53%	4,644	81	2.27%
Other equity securities	13,799	530	5.14%	6,115	208	4.55%
Interest-bearing balances	100	1	0.85%	81	1	1.98%
Federal funds sold	38,072	236	0.83%	44,005	185	0.56%
Total interest earning assets	1,973,654	63,967	4.27%	1,715,820	54,677	4.19%
Non-interest earning assets:
Cash and due from banks	3,366			2,515
Premises and equipment	6,620			7,607
Other real estate owned	856			1,534
Other assets (3)	51,611			47,375
Less: allowance for loan losses	(14,206)			(12,399)
Total non-interest earning assets	48,247			46,632
Total Assets	$2,021,901			$1,762,452

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$139,133	$319	0.31%	$122,218	$269	0.29%
Money market deposit accounts	276,393	1,793	0.87%	275,039	1,226	0.60%
Savings accounts	202,843	1,072	0.71%	205,095	1,090	0.71%
Time deposits	565,703	5,213	1.23%	467,384	3,842	1.10%
Total interest-bearing deposits	1,184,072	8,397	0.95%	1,069,736	6,427	0.80%
FHLB advances	164,870	1,789	1.43%	103,783	1,216	1.54%
Other borrowings and long-term borrowings	39,412	1,647	5.57%	39,284	1,622	5.49%
Total interest-bearing liabilities	1,388,354	11,833	1.14%	1,212,803	9,265	1.02%
Non-interest-bearing liabilities:
Demand deposits	418,201			348,836
Other liabilities	12,429			12,885
Total non-interest-bearing liabilities	430,630			361,721
Total Liabilities	1,818,984			1,574,524
Shareholders’ Equity	202,917			187,928
Total Liabilities and Shareholders’ Equity	$2,021,901			$1,762,452

Interest Spread (4)		$52,134	3.13%		$45,412	3.17%
Net Interest Margin (2)(5)			3.48%			3.47%

(1)	Includes loans placed on non-accrual status.

(2)	Yield and income presented on a fully taxable equivalent basis using a federal statutory rate of 35 percent.

(3)	Includes intangibles, deferred tax asset, accrued interest receivable, bank-owned life insurance and other assets.

(4)	Interest spread is the average yield earned on earning assets, less the average rate incurred on interest bearing liabilities.

(5)	Net interest margin is net interest income, expressed as a percentage of average earning assets.

(6)	Annualized income/expense is used for the yield/rate.

Composition of Loans Held for Investment
	September 30, 2017	December 31, 2016	September 30, 2016
	($ in thousands)
Construction and development	$269,981	$288,193	$272,171
Commercial real estate- owner occupied	259,963	231,414	224,343
Commercial real estate- non-owner occupied	603,147	557,846	484,677
Residential real estate	315,423	287,250	279,442
Real estate loans	1,448,514	1,364,703	1,260,633
Commercial and industrial	182,830	165,172	166,145
Consumer	4,301	4,668	4,593
Total loans	1,635,645	1,534,543	1,431,371
Less: allowance for loan losses	14,137	13,582	12,960
Net loans	$1,621,508	$1,520,961	$1,418,411

Composition of Deposits
	September 30, 2017	December 31, 2016	September 30, 2016
	($ in thousands)
Demand deposit accounts	$463,810	$381,887	$410,833
NOW accounts	153,592	134,938	136,319
Money market accounts	284,787	270,794	290,750
Savings accounts	201,387	209,961	216,552
Time deposits up to $250,000	407,200	386,095	335,780
Time deposits over $250,000	182,514	139,066	142,021
Total deposits	$1,693,290	$1,522,741	$1,532,255

Allowance and Asset Quality Ratios
Allowance for loan losses to loans held for investment	0.86%	0.89%	0.91%
Adjusted allowance for loan losses to loans held for investment (1)	1.04%	1.11%	1.17%
Allowance for loan losses to non-accrual loans	143.12%	236.37%	220.15%
Allowance for loan losses to non-performing assets	57.89%	159.10%	117.39%
Non-performing assets to total assets	1.19%	0.43%	0.58%
(1) This is a non-GAAP financial measure. Refer to the table below outlining the reconciliation of GAAP Allowance Ratio to Adjusted Allowance Ratio.

Non-Performing Assets
	September 30, 2017	December 31, 2016	September 30, 2016
	($ in thousands)
Non-accrual loans	$9,878	$5,746	$5,887
90+ days still accruing	12,676	2	—
Trouble debt restructurings still accruing	1,231	1,361	3,184
Other real estate owned	636	1,428	1,969
Total non-performing assets	$24,421	$8,537	$11,040

Reconciliation of Net Income to Core Net Income (1)
	For the Three Months Ended		For the Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
	($ in thousands)
Net Income	$5,567	$4,941	$15,340	13,263
Add: Merger Expenses	133	30	665	30
Less: Estimated Tax Effect	(16)	(11)	(114)	(11)
Core Net Income	$5,684	$4,960	$15,891	$13,282
(1) Core net income is calculated as net income adjusted for the after-tax impact of merger expenses and is a non-GAAP financial measure that is presented to facilitate a comparison of the Company's earnings without merger expenses. This table provides a reconciliation between GAAP Net Income amounts and this non-GAAP financial measure.

Reconciliation of Tangible Common Equity to Tangible Assets Ratio (1)
	September 30, 2017	December 31, 2016	September 30, 2016
	($ in thousands)
Tangible Common Equity:
Common Stock Voting	$123	$109	$104
Common Stock Non-Voting	7	19	18
Additional paid-in capital - common	180,257	177,924	161,918
Accumulated earnings	28,875	17,187	28,800
Accumulated other comprehensive income (loss)	(1,428)	(2,579)	1,140
Total Common Equity	$207,834	$192,660	$191,980

Less Intangibles:
Goodwill	11,420	11,420	11,420
Identifiable intangibles	1,417	1,619	1,686
Total Intangibles	12,837	13,039	13,106

Tangible Common Equity	$194,997	$179,621	$178,874

Tangible Assets:
Total Assets	$2,055,476	$2,002,911	$1,916,938

Less Intangibles:
Goodwill	11,420	11,420	11,420
Identifiable intangibles	1,417	1,619	1,686
Total Intangibles	12,837	13,039	13,106

Tangible Assets	$2,042,639	$1,989,872	$1,903,832

Tangible Common Equity to Tangible Assets (1)	9.55%	9.03%	9.40%
(1)  Tangible common equity to tangible assets ratio is a non-GAAP financial measure that is presented to facilitate an understanding of the Company's capital structure. This table provides a reconciliation between certain GAAP amounts and this non-GAAP financial measure.

Reconciliation of GAAP Allowance Ratio to Adjusted Allowance Ratio (1)
	September 30, 2017	December 31, 2016	September 30, 2016
	($ in thousands)
GAAP allowance for loan losses	$14,137	$13,582	$12,960
GAAP loans held for investment, at amortized cost	1,635,644	1,534,543	1,431,371

GAAP allowance for loan losses to total loans held for investment	0.86%	0.89%	0.91%

GAAP allowance for loan losses	$14,137	$13,582	$12,960
Plus: Credit purchase accounting marks	2,903	3,537	3,784
Adjusted allowance for loan losses	$17,040	$17,119	$16,744

GAAP loans held for investment, at amortized cost	$1,635,644	$1,534,543	$1,431,371
Plus: Credit purchase accounting marks	2,903	3,537	3,784
Adjusted loans held for investment, at amortized cost	$1,638,547	$1,538,080	$1,435,155

Adjusted allowance for loan losses to total loans held for investment (1)	1.04%	1.11%	1.17%
(1) This is a non-GAAP financial measure. Credit purchase accounting marks are GAAP marks under purchase accounting guidance.

Segment Reporting - 2017 (QTD)
	As of and for the Three Months Ended September 30, 2017
	Commercial Bank	Mortgage Bank	Wealth Management	Other (1)	Consolidated Totals
	($ in thousands)
Interest and dividend income	$21,606	$362	$—	$—	$21,968
Interest expense	3,686	—	—	551	4,237
Net interest income	17,920	362	—	(551)	17,731
Provision for loan losses	375	—	—	—	375
Net interest income after provision for loan losses	17,545	362	—	(551)	17,356

Non-interest income	535	4,598	533	(1)	5,665
Compensation and employee benefits	5,043	1,599	260	267	7,169
Mortgage commission	—	1,682	—	—	1,682
Premises and equipment	1,586	167	32	42	1,827
Data processing	1,014	56	14	—	1,084
Professional fees	231	13	3	90	337
Merger expenses	—	—	—	133	133
Mortgage loan processing expenses	—	265	—	—	265
Other operating expenses	1,424	275	60	36	1,795
Income/(loss) before provision for income taxes	$8,782	$903	$164	$(1,120)	$8,729

Total assets	$2,008,137	$41,844	$3,880	$1,615	$2,055,476
(1) Includes parent company and intercompany eliminations

Segment Reporting - 2016 (QTD)
	As of and for the Three Months Ended September 30, 2016
	Commercial Bank	Mortgage Bank	Wealth Management	Other (1)	Consolidated Totals
	($ in thousands)
Interest and dividend income	$18,301	$635	$—	$—	$18,936
Interest expense	2,560	—	—	533	3,093
Net interest income	15,741	635	—	(533)	15,843
Provision for loan losses	1,035	—	—	—	1,035
Net interest income after provision for loan losses	14,706	635	—	(533)	14,808

Non-interest income	601	7,535	467	63	8,666
Compensation and employee benefits	4,839	2,090	241	225	7,395
Mortgage commission	—	2,657	—	—	2,657
Premises and equipment	1,561	169	32	40	1,802
Data processing	981	74	3	—	1,058
Professional fees	266	29	2	80	377
Merger expenses	30	—	—	—	30
Mortgage loan processing expenses	—	444	—	—	444
Debt extinguishment	155	—	—	—	155
Other operating expenses	1,259	300	65	69	1,693
Income/(loss) before provision for income taxes	$6,216	$2,407	$124	$(884)	$7,863

Total assets	$1,828,543	$83,644	$3,604	$1,147	$1,916,938
(1) Includes parent company and intercompany eliminations

Additional Discussion and Analysis

Consolidated net income for the three and nine months ended September 30, 2017, was $5.6 million and $15.3 million, respectively, representing increases of $0.6 million and $2.1 million, or 12.7% and 15.7%, respectively, over the $4.9 million and $13.3 million earned during the three and nine months ended September 30, 2016, respectively. Net income per diluted common share for the three and nine months ended September 30, 2017 was $0.41 and $1.15, respectively, representing increases of 10.8% and 13.9%, respectively, over the $0.37 and $1.01 per diluted common share earning during the three and nine months ended September 30, 2016, respectively.
As of September 30, 2017, total assets were $2.1 billion, compared to $2.0 billion as of December 31, 2016, and $1.9 billion as of September 30, 2016. During the nine months ended September 30, 2017, total loans held for investment increased $101.1 million or 6.6% to $1.6 billion. This increase is attributable to organic loan growth from our existing lending team. During the nine months ended September 30, 2017, total deposits increased $170.5 million or 11.2% to $1.7 billion. The increase in deposits is primarily attributable to deposit growth in our branch network and commercial customers.
The net interest margin was 3.45% and 3.48% for the three and nine months ended September 30, 2017, respectively, compared to 3.53% and 3.47% for the same periods in 2016. The decrease is primarily attributable to increases in market rates on deposits. On a linked quarter basis, our net interest margin decreased from 3.51% for the three months ended June 30, 2017, to 3.45% for the three months ended September 30, 2017. The Company remains focused on its pricing discipline on both sides of the balance sheet and on all factors contributing to net income.
The adjusted allowance for loan losses to adjusted total loans held for investment, which includes credit purchase accounting marks, was 1.04% as of September 30, 2017, compared to 1.17% as of September 30, 2016. This decrease is attributable to net charge-offs of $0.3 million, which had been substantially reserved for previously, and credit mark accretion. A reconciliation of the allowance for loan losses and related ratios to the adjusted allowance for loan losses and related ratios is included herein. Since December 31, 2016, non-performing assets have increased by $15.9 million primarily due to the default of two commercial real estate loans, related to a common guarantor, totaling $13.1 million. As a result, the ratio of non-performing assets to total assets increased to 1.19% as of September 30, 2017, compared to 0.58% as of September 30, 2016. Of the $13.1 million increase in non-performing loans, $10.5 million was over 90 days past due and still accruing interest as of September 30, 2017. The Company is pursuing collection efforts on this loan which remains on accrual as management believes the collateral to be of sufficient value to protect the Company against loss and tenant rent payments being collected that are sufficient to service the loan.
Non-interest income for the three and nine months ended September 30, 2017, was $5.7 million and $17.1 million, respectively, each representing a decrease of $3.0 million and $4.9 million compared to the $8.7 million and $21.9 million of non-interest income for the three and nine month periods ended September 30, 2016, respectively. Non-interest income was negatively impacted by higher interest rates which resulted in lower mortgage origination volume during the first nine months of 2017, compared to the same period last year. During the three and nine months ended September 30, 2017, the mortgage subsidiary originated $166.3 million and $480.7 million in total mortgage loan volume, a slight decrease from the $263.6 million and $603.2 million in total mortgage volume originated during the three and nine months ended September 30, 2016, respectively. As of September 30, 2017, the Company's wealth management business unit had $327.0 million in assets under management, an increase of 16.4% over the same period last year. The Company did not sell any investment securities during 2017; however, during the three and nine months ended September 30, 2016, the Company sold investment securities resulting in $0.1 million and $1.3 million, respectively, of gains on the sale of investments.
Non-interest expense decreased during the three months ended September 30, 2017, by $1.3 million, and decreased during the nine months ended September 30, 2017, by $0.6 million compared to the same periods ended September 30, 2016, primarily as a result of $0.4 million in lower compensation and employee benefits incurred during the first nine months of 2017.
During the nine months ended September 30, 2017, total shareholders’ equity increased $15.2 million, or 7.9%, to $207.8 million due primarily to earnings and additional paid in capital from the exercise of stock options offset by dividends of $2.7 million and changes in accumulated other comprehensive loss. Tangible book value per common share increased to $14.89 as of September 30, 2017, compared to $13.90 as of September 30, 2016. The Company remains "well-capitalized" under the regulatory framework.